UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 20, 2002




                              AMSCAN HOLDINGS, INC.
             (Exact Name of Registrant as specified in its charter)



           Delaware                      000-21827                13-3911462
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)

       80 Grasslands Road, Elmsford, New York                    10523
      (Address of Principal Executive Offices)                 (Zip Code)






Registrant's telephone number, including area code: (914) 345-2020


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Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

       On December 20, 2002, Amscan Holdings Inc. ("Amscan" or the "Company") amended and restated its existing credit facility with various lenders (the "Lenders"), with Goldman Sachs Credit Partners L.P. as sole lead arranger, sole bookrunner and syndication agent, General Electric Capital Corporation as administrative and collateral agent and Fleet National Bank as documentation agent.

       Under the terms of the Second Amended and Restated Credit and Guaranty Agreement (the "Credit Agreement") the Lenders agreed to amend and restate the Company's existing credit agreements in their entirety and to provide a $200,000,000 senior secured facility consisting of a $170,000,000 term loan (the "Term Loan") and up to $30,000,000 aggregate principal amount of revolving loans (the "Revolver"). The proceeds of the Term Loan were used to redesignate and replace the Company's AXEL term loan and revolver borrowings existing at the closing date and to pay certain fees and expenses associated with the refinancing.

       The $170,000,000 Term Loan provides for amortization (in quarterly installments) of one percent per annum through June 15, 2006, and will then amortize in equal quarterly payments through June 15, 2007. The Term Loan bears interest, at the option of the Company, at the index rate plus 3.50% per annum or at LIBOR plus 4.50% per annum, with a LIBOR floor of 2%. The Company is required to make prepayments under the Credit Agreement under certain circumstances, including upon certain asset sales and issuance of debt or equity securities and based on cash flows.

       The Revolver expires on June 15, 2007, and bears interest, at the option of the Company, at the index rate plus, based on certain terms, a margin ranging from 2.00% to 3.50% per annum, or at LIBOR plus, based on certain terms, a margin ranging from 3.00% to 4.50% per annum, with a LIBOR floor of 2%.

       The Term Loan and borrowings under the Revolver are secured by a first priority lien on substantially all of the Company's assets and are guaranteed by the Company's domestic subsidiaries.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

            (a)   Not applicable

            (b)   Not applicable


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            (c)   Exhibits

            Exhibit No.                       Description

                4 Second Amended and Restated Credit and Guaranty Agreement, dated December 20, 2002, among Amscan
                         Holdings, Inc., Certain Subsidiaries of Amscan Holdings, Inc., as Guarantors, Various Lenders, Goldman Sachs Credit Partners L.P., as Sole Lead Arranger, Sole Bookrunner and Syndication Agent, General Electric Capital Corporation, as Administrative Agent and Collateral Agent, and Fleet National Bank, as Documentation Agent.





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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AMSCAN HOLDINGS, INC.


                                           By: /s/ Michael A. Correale
                                              ---------------------------------
                                              Michael A. Correale
                                              Chief Financial Officer

January 30, 2003


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                                             EXHIBIT INDEX

            Exhibit No.                       Description

                4 Second Amended and Restated Credit and Guaranty Agreement, dated December 20, 2002, among Amscan
                         Holdings, Inc., Certain Subsidiaries of Amscan Holdings, Inc., as Guarantors, Various Lenders, Goldman Sachs Credit Partners L.P., as Sole Lead Arranger, Sole Bookrunner and Syndication Agent, General Electric Capital Corporation, as Administrative Agent and Collateral Agent, and Fleet National Bank, as Documentation Agent.